Exhibit 10.59

PREPARED BY: BURNS LAW OFFICES, P.A.

800 VILLAGE SQUARE CROSSING

SUITE 337

PALM BEACH GARDENS, FL 33410

SECURED PROMISSORY NOTE

U.S. $900,000.00	December 28, 2022

FOR VALUE RECEIVED, the undersigned, AURAI LLC, a Massachusetts limited liability company (the “Borrower”) hereby promises to pay to the order of Robert J. Zrallack and/or his assigns (the “Lender”), the aggregate principal amount of Nine Hundred Thousand Dollars ($900,000.00), together with interest accrued on the unpaid principal amount of this Secured Promissory Note (this “Note”) plus all fees, expenses and other costs as provided for in this Note.

1.             Payment of Principal and Interest. Interest on the principal amount of this Note shall accrue from the date hereof at the rate of six percent (6%) per annum, computed on the basis of a 365 day year. Principal and accrued but unpaid interest hereunder shall be due and payable as set forth herein in approximately equal monthly payments of Seventeen Thousand Four Hundred Ten and 79/100 Dollars ($17,410.79) commencing on February 1, 2023 for a period of sixty (60) consecutive months, due and payable on the 1st of each month. All payments of principal and interest made by the Borrower with respect to this Note shall be paid to Lender by wire transfer of immediately available funds to such account as Lender shall so direct, or by check. All payments made with respect to this Note shall be made in United States Dollars.

Optional Prepayment; Mandatory Prepayment. This Note may be prepaid in whole or in part without penalty or premium. Notwithstanding anything to the contrary herein, all amounts due under this Note shall accelerate and must be paid immediately upon, and as a condition to, the sale or transfer of the Pledged Interests (as defined in the Pledge Agreement), other than any sale or transfer of any Pledged Interests (as defined in the Pledge Agreement) to any Affiliate of the Borrower, provided that such Affiliate shall agree to be bound by that certain Pledge Agreement by and between the Borrower and the Lender of even date herewith (the “Pledge Agreement”). For purposes of this Note, “Affiliate” shall mean any person or entity now or hereafter in control, controlled by or in common control with the Borrower.

2.             Default.

(a)            Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (each an "Event of Default") hereunder:

(i)             if there shall be filed by or against Borrower or any Guarantor any petition for any relief under the bankruptcy laws of the United States now or hereafter in effect or an assignment for the benefit of creditors or any proceeding shall be commenced with respect to the Borrower or any Guarantor under any insolvency, readjustment of debt or similar law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity), provided that in the case of any involuntary filing or the commencement of any involuntary proceeding against the Borrower or any Guarantor such proceeding or petition shall have continued undismissed and unvacated for at least 90 days;

(ii)             the Borrower fails to perform or comply with any material term, condition, covenant, obligation, commitment, agreement or provision of this Note, including failing to pay any interest, principal or other amounts to the Lender when due, which failure to perform is not cured within fifteen (15) days Lender shall have provided written notice thereof to Borrower in accordance with Section 13 of this Note;

(iii)             any representation or warranty made by the Borrower in this Note shall be untrue in any material respect when made; or

(iv)            the Borrower fails to perform or comply with any material term, condition, covenant, obligation, commitment, agreement or provision of the Pledge Agreement executed of even date.

(b)            Remedies Upon Default. If any Event of Default shall occur and be continuing, then and in any such event, in addition to all rights and remedies of the Lender under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Lender may, at its option, declare any or all amounts owing under this Note, to be due and payable, without demand, presentment, protest, or any further notice whatsoever, whereupon the then unpaid balance hereof, together with all accrued and unpaid interest thereon, shall forthwith become due and payable, together with interest accruing thereafter at the rate of eighteen percent (18%) per annum until the indebtedness evidenced by this Note is paid in full.

3.             Security. The indebtedness hereunder is further evidenced and secured in the manner set forth below and in accordance with the Pledge Agreement executed of even date.

(a)            Security Interest. The payment and performance of all obligations of the Borrower now or hereafter existing under this Note of any kind or nature, whether for principal, interest, fees, expenses or otherwise, shall be secured by a pledge of all of the issued and outstanding equity securities of Florida Solar Products, Inc., a Florida corporation, owned by the Borrower, as set forth in the Pledge Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Pledge Agreement. The payment of principal and interest under this Note is subordinated in right of repayment of all Senior Indebtedness (as defined below) to the extent and in the manner set forth hereafter. In the event of (a) any bankruptcy, receivership, liquidation, reorganization or other similar proceeding, or (b) liquidation or dissolution of the Borrower or (c) any assignment for the benefit of creditors or composition or other marshaling of the assets and liabilities of the Borrower, the holders of Senior Indebtedness shall be entitled to payment in full of all of the Senior Indebtedness before any payment may be made with respect to this Note. In the event that the Lender accelerates payment of this Note before its Maturity Date, the holders of the Senior Indebtedness outstanding at the time of such acceleration shall be entitled to payment in full of all amounts due on such Senior Indebtedness before the Lender is entitled to any payment under the Note. In the event that there has occurred an event of default under any Senior Indebtedness and the holder of such Senior Indebtedness has notified the Lender of such event of default, no payment of principal and/or interest may be made with respect to this Note for a period of one hundred eighty days from such notice, or, if the holder of the Senior Indebtedness has accelerated such Senior Indebtedness, until payment in full of the Senior Indebtedness. The Lender agrees to cooperate with the Borrower and any holder of Senior Indebtedness with respect to such subordination and agrees to execute and deliver to any such holder of Senior Indebtedness any documents or agreements reasonably requested by such holder of Senior Indebtedness to evidence the senior priority of the Senior Indebtedness and to evidence the subordination of Lender’s rights hereunder. The foregoing subordination provisions shall not operate to prevent regularly scheduled payments of principal and interest to the Lender except as set forth in this paragraph. “Senior Indebtedness” for purposes of this Agreement shall mean the principal and accrued interest on obligations of the Borrower, whether outstanding on the date of this Note or hereafter created or incurred or assumed, as lessee under leases required to be capitalized in accordance with generally accepted accounting principles and under any loans, reimbursement obligations or other advances of from banks or financial institutions, and any renewals, amendments, extensions, modifications and refundings of any such obligations.

4.             Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender on the date hereof as follows:

(a)             based upon the representations and warranties of the Lender set forth in the Purchaser Agreement, the Borrower is the sole legal and beneficial owner of the Pledged Interests and has full right to pledge, sell, assign or transfer the same;

(b)             the Pledge creates a valid, security interest in favor of the Lender in the Collateral and, when properly perfected by filing, obtaining possession, the granting of control to the Lender or otherwise, shall constitute a valid security interest in the Pledged Interest, to the extent such security interest can be perfected by filing, obtaining possession, the granting of control or otherwise under the UCC, free and clear of all liens or other encumbrances;

(c)              this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms;

(d)             the Borrower has the absolute and unrestricted right, power and authority to execute and deliver this Note and to perform its obligations under this Note;

(e)             neither the execution and delivery of this Note by the Borrower nor the consummation or performance of any of the transactions contemplated by this Note by the Borrower will give any person or entity the right to prevent, delay or otherwise interfere with any of the transactions contemplated by this Note pursuant to: (a) any legal requirement of whatever nature or order, injunction, judgment, or arbitration award of whatever nature to which the Borrower may be subject; or (b) any contract to which the Borrower is a party or by which he may be bound;

(f)              the Borrower is not and will not be required to obtain any consent, approval, ratification, waiver or other authorization from any person or entity in connection with the execution and delivery of this Note or the consummation or performance of any of the transactions contemplated by this Note; and

(g)              there is no pending suit, hearing or proceeding that has been commenced against the Borrower that challenges any of the transactions contemplated by this Note, nor, to the Borrower’s knowledge, has any such suit, hearing or proceeding been threatened.

5.             Maximum Interest Rate. In no event shall the interest rate payable with respect to this Note exceed the maximum rate of interest permitted to be charged under applicable law (the “Maximum Interest Rate”). If the amount of interest payable for the account of Lender exceeds the Maximum Interest Rate, the amount of interest payable for Lender’s account on such interest payment date shall automatically be reduced to the Maximum Interest Rate.

6.             Amendments, Etc. No amendment or waiver of any provision of this Note, and no consent to any departure by the Borrower here from, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.             Expenses. Each of the Borrower and the Lender shall pay their own fees and expenses incurred in connection with the drafting and negotiation of this Note. Notwithstanding the foregoing, if the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection upon or after an Event of Default, the Borrower agrees to pay, in addition to the principal and interest payable hereunder, any costs and expenses of collection of this Note, including but not limited to, attorneys' fees, court costs and legal expenses incurred by the Lender. Further, the Borrower agrees to indemnify and hold harmless the Lender from and against, any and all claims, liabilities, penalties, assessments, losses, costs and expenses (including reasonable attorneys' fees) suffered or incurred by the Lender arising out of, corresponding to or resulting from any breach of by the Borrower of any provision of this Note or any representation or warranty contained herein.

8.             Waivers; Remedies.

(a)             The Borrower hereby waives all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, as well as any presentment for payment, demand, notice of dishonor and protest of this Note.

(b)             No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

9.             Assignment. This Note may be assigned by the Lender. This Note may not be assigned by the Borrower.

10.             Severability. The provisions of this Note shall be severable and the invalidity or unenforceability of any one or more of the provisions of this Note shall not affect the validity and enforceability of the other provisions.

11.             Loss, Theft, Destruction or Mutilation of Note. In the event of the loss, theft or destruction of this Note, upon Lender’s written request, or in the event of the mutilation of this Note, upon Lender’s surrender to the Borrower of the mutilated Note, the Borrower shall execute and deliver to Lender (or any party that Lender designates), as the case may be, a new promissory note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

12.             Unconditional Payment. If any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to the Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand. No release of any security for this Note or any party liable for payment of this Note shall release or affect the liability of the Borrower or any other party who may become liable for payment of all or any part of the indebtedness evidenced by this Note. Lender may release any guarantor, surety or indemnitor of this Note from liability, in every instance without the consent of the Borrower hereunder and without waiving any rights which Lender may have hereunder or under any of the other Loan Documents or under applicable law or in equity.

13.             Notices. All notices, consents, waivers, and other communications under this Note must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by internationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, if to the Lender: 9887 SW Walnut Tree Ct. Port Saint Lucie, FL 34987 or if to the Borrower: 2 Mount Royal Ave Ste 550 Marlborough, Massachusetts 01752 (or to such other address, fax number, e-mail address the Lender or the Borrower as a party may designate by written notice the other party).

14.             Independent Representation. Each of the Borrower and the Lender acknowledges that they have been represented by independent counsel of their choice throughout all negotiations that have preceded the execution of this Note and that they have executed the same with consent and upon the advice of such independent counsel. The Borrower and the Lender have participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent arises, this Note shall be construed as if drafted jointly by the Borrower and the Lender, and no presumption or burden of proof shall arise, or rule of strict construction applied, favoring or disfavoring either the Borrower or the Lender by virtue of the authorship of any of the provisions of this Note. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Note against the party that drafted it is of no application and is hereby expressly waived by each of the Borrower and the Lender. Notwithstanding the foregoing, the Borrower expressly acknowledges that Burns Law Offices, P.A. has solely represented the Lender with respect to the negotiation, drafting and execution of this Note, regardless of any prior, current or future representation of the Borrower or any affiliate of the Borrower, and the Borrower further consents to the representation of the Lender in connection with the negotiation, drafting and execution of this Note and other matters unrelated thereto.

15.             Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a)             This Note shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to conflict of law principles that may cause the laws of another jurisdiction to apply.

(b)             The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state courts located within the State of Florida or the United States District Court for the Southern District of Florida, in connection with any action or proceeding arising out of or relating to this Note or any document or instrument delivered pursuant to this Note or otherwise. In any such litigation, the Borrower waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Borrower, at the Borrower’s address set forth on the signature page hereto. The Borrower hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

(c)            The Borrower irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Note, or the actions of Lender in the negotiation, administration, performance or enforcement thereof.

[signature page attached]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the date first above written.

BORROWER:

Aurai LLC,

By:	/s/ Bhaskar C Panigrahi
Bhaskar Panigrahi, Manager
Address:	2 Mount Royal Ave Ste 550, Marlborough, MA 01752

STATE OF FLORIDA COUNTY OF MIAMI-DADE	Notarized online using audio-video communication

BEFORE ME, the undersigned authority, by means of ☐ physical presence or ☒ online notarization, personally appeared Bhaskar Panigrahi, as a duly and authorized agent of Aurai LLC, who executed the foregoing instrument, and who is personally known to me; or who has produced DRIVER LICENSE as identification and who did not take an oath.

WITNESS my hand and official seal this 30th day of December    , 2022.

NOTARY PUBLIC:

Sign:	/s/ Carolina Henderson